As filed with the Securities and Exchange Commission on May 3, 2005
                                                                   Reg. No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PATIENT SAFETY TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              13-3419202
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               identification No.)

              100 Wilshire Blvd., Ste. 1500, Santa Monica, CA 90401
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                            CONSULTING AGREEMENTS AND
                     STOCK OPTION AND RESTRICTED STOCK PLAN
                             (full time of the plan)

                 Milton "Todd" Ault III, Chief Executive Officer
                          100 Wilshire Blvd., Ste. 1500
                             Santa Monica, CA 90401
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (310) 752-1416
          (Telephone number, including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE         OFFERING PRICE PER          AGGREGATE          AMOUNT OF
              TO BE REGISTERED                  REGISTERED (1)           SECURITY (2)           OFFERING PRICE    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.33 par value                       217,017 (3)                 $4.065             $882,174.10            $103.83
Common Stock, $.33 par value                       100,000 (4)                 $4.065             $406,500.00            $ 47.84
Common Stock, $.33 par value                       150,000 (5)                 $4.065             $609,750.00            $ 71.77
Common Stock, $.33 par value                        78,000 (6)                 $4.065             $317,070.00            $ 37.32
Common Stock, $.33 par value                     1,319,082 (7)                 $4.065           $5,362,068.30            $631.12
-----------------------------------------------------------------------------------------------------------------------------------
Total                                            1,864,099                     $4.065           $7,577,562.40            $891.88
===================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also coves an indeterminate amount of interests to be offered or sold pursuant to the Health West Marketing Consulting Agreement described herein.

                       (COVER CONTINUES ON FOLLOWING PAGE)

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low prices as reported on the American Stock Exchange on April 29, 2005, which was $4.065 per share.

(3) Includes 42,017 shares of common stock and 175,000 shares of common stock issuable upon exercise of common stock purchase warrants, issuable to Bill Adams pursuant to a consulting agreement dated April 5, 2005 with Health West Marketing Incorporated.

(4) Represents 100,000 shares of common stock issuable to David Long upon exercise of common stock purchase warrants, pursuant to a consulting agreement dated April 1, 2005 with Crescent Communications.

(5) Includes: (a) 60,000 shares of common stock issuable to David Moss upon exercise of common stock purchase warrants; (b) 60,000 shares of common stock issuable to Patrick Gaynes upon exercise of common stock purchase warrants; and (c) 30,000 shares of common stock issuable to Tom DuHamel upon exercise of common stock purchase warrants. Shares of common stock are issuable upon exercise of common stock warrants issuable pursuant to a consulting agreement dated October 18, 2004 with Aegis Securities Corp.

(6) Represents 78,000 shares of common stock issuable to William B. Horne upon exercise of stock options issuable pursuant to a consulting agreement dated December 10, 2004 with Apex Financial Management Services L.L.C.

(7) Represents 1,319,082 shares underlying the Registrant's March 30, 2005 Stock Option and Restricted Stock Plan.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to the issuance of: (1) up to 217,017 shares of common stock pursuant to a Consulting Agreement dated April 5, 2005 by and between Health West Marketing Incorporated, a California corporation, and Patient Safety Technologies, Inc. (the "Registrant"); (2) up to 100,000 shares of common stock pursuant to a consulting agreement dated April 1, 2005 among the Registrant and Crescent Communications; (3) up to 150,000 shares of common stock pursuant to a consulting agreement dated October 18, 2004 with among the Registrant and Aegis Securities Corp.; (4) up to 78,000 shares of common stock pursuant to a consulting agreement dated December 10, 2004 with Apex Financial Management Services L.L.C.; and (5) the issuance of up to 1,319,082 shares of common stock pursuant to the Registrant's March 30, 2005 Stock Option and Restricted Stock Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         o Reference is made to the Registrant's annual report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 30, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K dated March 30, 2005, as filed with the Securities and Exchange Commission on April 5, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K dated April 5, 2005, as filed with the Securities and Exchange Commission on April 11, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K dated April 7, 2005, as filed with the Securities and Exchange Commission on April 13, 2005, which is hereby incorporated by reference.

         o Reference is made to the Registrant's current report on Form 8-K dated April 22, 2005, as filed with the Securities and Exchange Commission on April 26, 2005, which is hereby incorporated by reference.

         o The description of the Registrant's common stock is incorporated by reference to the Registrant's Registration Statement on Form 8-B, as amended (File No. 87 21 7251), initially filed with the Securities and Exchange Commission on October 14, 1987.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         The Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), provides that no current or former director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the DGCL; or (d) for any transaction from which the director derived any improper personal benefit. The Registrant's Charter also authorizes the Registrant, to the fullest extent permitted by applicable law, to provide indemnification of, and advanced expenses to, the Registrant's agents and any other persons to which the DGCL permits.

         In accordance with Section 145, the Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Registrant's request. According to Article IV of the Bylaws, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   DESCRIPTION
         -------  --------------------------------------------------------------
         5.1      Opinion of Sichenzia Ross Friedman Ference LLP.

         10.1 Consulting Agreement entered into as of April 5, 2005 by and between Health West Marketing Incorporated and Patient Safety Technologies, Inc. (Incorporated by reference to the Registrant's Form 8-K, filed with the Securities and Exchange Commission on April 11, 2005).

         10.2     Agreement dated April 1, 2005 with Crescent Communications.

         10.3     Agreement dated October 18, 2004 with Aegis Securities Corp.

         10.4 Consulting Agreement entered into as of December 10, 2004 by and among Franklin Capital Corporation (n/k/a Patient Safety Technologies, Inc.) and Apex Financial Management Services L.L.C.

         10.5     Stock Option and  Restricted  Stock Plan  effective  March 30,
                  2005

         23.1     Consent of Sichenzia Ross Friedman Ference LLP is contained in
                  Exhibit 5.1.

         23.2     Consent  of  Rothstein,   Kass  &  Company,  P.C,  independent
                  registered public accounting firm.

         23.3 Consent of Ernst & Young LLP, independent registered public accounting firm.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California on May 3, 2005.

                                           PATIENT SAFETY TECHNOLOGIES, INC.


                                           By: /s/ Milton Ault
                                              ----------------------------------
                                              Milton "Todd" Ault, III
                                              Chief Executive Officer,
                                              Acting Chief Financial Officer and
                                              Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:


          SIGNATURE                         TITLE                 DATE
-------------------------------   -------------------------   -------------


/s/ Milton Ault
-------------------------------
Milton "Todd" Ault, III           Chairman of the Board        May 3, 2005


/s/ Alice M. Campbell
-------------------------------
Alice M. Campbell                 Director                     May 3, 2005


/s/ Lytle Brown III
-------------------------------
Brigadier General (Ret.)          Director                     May 3, 2005
Lytle Brown III


/s/ Louis Glazer, M.D.
-------------------------------
Louis Glazer, M.D., PH.G.         Director                     May 3, 2005